Exhibit 99.1

American Electric Technologies, Inc 6410 Long Drive Houston, Texas 77087 713.644.8182

FOR RELEASE – November 12, 2012 – 7:00 am (EST)

AETI Announces Continued Earnings Growth for Third Quarter

HOUSTON, November 12, 2012 - American Electric Technologies, Inc. (NASDAQ: AETI), today announced results for the third quarter of 2012, with net income, backlog, earnings per share and EBITDA all up on slightly lower revenue for the third quarter of 2012 compared to the third quarter of 2011.

The Company reported income before taxes up 20% to $0.8 million during the third quarter of 2012 compared to third quarter 2011. These improved results were driven by continued strength in the company’s core global oil & gas business.

The Technical Products and Services group reported a quarter ending backlog of $20 million, primarily from core oil and gas product bookings, which is the largest for that segment in more than two years.

Adjusted EBITDA, or earnings before interest, taxes, depreciation and amortization, adjusted for selected non-cash items, a non-GAAP measure, was $1.2 million for the third quarter of 2012, up 20% compared to Adjusted EBITDA of $1.0 million for the third quarter of 2011.

Domestic operating income showed improvement during the third quarter of 2012 with $0.1 million, compared to the third quarter of 2011 of $0.05 million on 14% lower revenue. Domestic operating income was up $1.9 for the nine months of 2012 versus the same period 2011 primarily from $1.8 higher revenues with improved margins and lower corporate costs.

“Our continued improvement in our domestic results came from our core North American oil and gas markets,” commented Charles Dauber, AETI president and chief executive officer. “In the quarter, we saw strong increases in our midstream and downstream oil and gas business, and expect this to continue into 2013.”

During the quarter, the Company also reported continued strength in its net equity income in foreign joint venture operations with $0.7 million for both the three months ended September 30, 2012 and 2011. These results continue to be primarily driven by strong demand in China from the Company’s BOMAY joint venture operations for land drilling rig power systems and increased business in the Company’s joint venture in Brazil.

The company reported a $3.3 million improvement in income before taxes for the nine months ended September 30, 2012 compared to the same period in 2011.

American Electric Technologies, Inc 6410 Long Drive Houston, Texas 77087 713.644.8182

Fully diluted earnings attributable to common stockholders was $0.06 per share for the third quarter of 2012, a $0.02 per share improvement compared to $0.04 per share in the third quarter of 2011.

In the quarter, the Company made several significant announcements:

The Company announced its Brazil joint venture has acquired the assets of Assort Services LTDA (“Assort”) of Rio De Janeiro, Brazil, becoming the largest off-shore oil & gas electrical service provider in Brazil.

The Company also announced it had been selected by Westlake Chemical’s Engineering & Procurement supplier Chengda Engineering to supply turnkey power delivery products and services for Westlake’s Chlor-Alkali expansion project in Geismar, La.

Detailed information of the financial results for the three months and nine months ended September 30, 2012 is included in the Company’s quarterly report on Form 10-Q which will be filed with the Securities and Exchange Commission on or before November 14, 2012.

American Electric Technologies, Inc 6410 Long Drive Houston, Texas 77087 713.644.8182

American Electric Technologies, Inc. and Subsidiaries

Business Segments (in thousands and percentages are calculated on segment sales and total sales) Unaudited

	Three Months Ended September 30,				Nine Months Ended September 30,
	2012		2011		2012		2011
Revenue:
Technical Products and Services	$8,903		$8,123		$27,373		$19,907
Electrical and Instrumentation Construction	1,495		3,561		7,102		11,839
American Access Technologies	1,327		2,020		4,554		5,454

	$11,725		$13,704		$39,029		$37,200

Gross profit:
Technical Products and Services	$1,507	17%	$1,487	18%	$4,464	16%	$2,830	14%
Electrical and Instrumentation Construction	61	4%	214	6%	593	8%	830	7%
American Access Technologies	121	9%	482	24%	577	13%	1,227	22%

	$1,689	14%	$2,183	16%	$5,634	14%	$4,887	13%

Income (loss) from domestic operations and net equity income from foreign joint ventures’ operations:

Technical Products and Services	$1,389	16%	$1,140	14%	$3,941	14%	$1,754	9%
Electrical and Instrumentation Construction	61	4%	214	6%	593	8%	830	7%
American Access Technologies	(227)	-17%	66	3%	(530)	-12%	55	1%
Corporate and other unallocated expenses	(1,100)		(1,368)		(3,912)		(4,460)

Income (loss) from domestic operations	123	1%	52	0%	92	0%	(1,821)	-5%

Equity income from BOMAY	624		666		2,385		1,343
Equity income (loss) from MIEFE	(1)		66		19		(72)
Equity income from AAG	123		90		167		49
Foreign operations expenses	(23)		(113)		(246)		(359)

Net equity income from foreign joint ventures’ operations	723		709		2,325		961

Income (loss) from domestic operations and net equity income from foreign joint ventures’ operations	846	7%	761	6%	2,417	6%	(860)	-2%

Interest expense and other, net	(29)		(79)		(116)		(182)

Income (loss) before income taxes	817		682		2,301		(1,042)
Provision for (benefit from) income taxes	232		323		566		(352)

Net income (loss) before mandatorily redeemable preferred stock	585		359		1,735		(690)
Dividends on mandatorily redeemable preferred stock	(85)		-		(140)		-

Net income attributable to common stockholders	$500	4%	$359	3%	$1,595	4%	$(690)	-2%

American Electric Technologies, Inc 6410 Long Drive Houston, Texas 77087 713.644.8182

American Electric Technologies, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	September 30, 2012 (unaudited)	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$6,084	$3,749
Accounts receivable-trade, net of allowance of $241 and $393 at September 30, 2012 and December 31, 2011, respectively	8,232	11,291
Inventories, net	5,577	4,945

Costs and estimated earnings in excess of billings on uncompleted contracts	1,486	2,026
Prepaid expenses and other current assets	153	336

Total current assets	21,532	22,347
Property, plant and equipment, net	4,561	4,489
Investments in foreign joint ventures	11,059	9,308
Other assets	330	87

Total assets	$37,482	$36,231

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,445	$5,772
Accrued payroll and benefits	1,070	1,414
Other accrued expenses	438	855

Billings in excess of costs and estimated earnings on uncompleted contracts	2,135	2,909
Short-term notes payable	94	154

Total current liabilities	8,182	11,104
Notes payable	1,500	5,057
Deferred income taxes	2,957	2,433
Deferred compensation	121	116

Total liabilities	12,760	18,710

Convertible preferred stock

Mandatorily redeemable convertible preferred stock; $.001 par value, shares issued and outstanding 1,000,000 September 30, 2012, none December 31, 2011	4,184	-

Common stockholders’ equity:
Common stock; $0.001 par value, 50,000,000 shares authorized, 7,933,908 and 7,828,509 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	8	8
Additional paid-in capital	9,555	8,171
Treasury stock; 20,222 shares at cost	(92)	-
Accumulated other comprehensive income	978	849
Retained earnings; including accumulated statutory reserves in equity method investments of $1,620 and $1,284 at September 30, 2012 and December 31, 2011, respectively	10,089	8,493

Total common stockholders’ equity	20,538	17,521

Total liabilities, preferred stock and stockholders’ equity	$37,482	$36,231

American Electric Technologies, Inc 6410 Long Drive Houston, Texas 77087 713.644.8182

American Electric Technologies, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

Unaudited

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenue	$11,725	$13,704	$39,029	$37,200
Cost of sales	10,036	11,521	33,395	32,313

Gross profit	1,689	2,183	5,634	4,887
Operating expenses:
Research and development	-	161	36	597
Selling and marketing	471	619	1,831	1,844
General and administrative	1,095	1,351	3,675	4,267

Total operating expenses	1,566	2,131	5,542	6,708

Income (loss) from domestic operations	123	52	92	(1,821)
Net equity income from foreign joint ventures’ operations:
Equity income from foreign joint ventures’ operations	746	822	2,571	1,320
Foreign joint ventures’ operations related expenses	(23)	(113)	(246)	(359)

Net equity income from foreign joint ventures’ operations	723	709	2,325	961

Income (loss) from domestic operations and net equity income from foreign joint ventures’ operations	846	761	2,417	(860)

Interest expense and other, net	(29)	(79)	(116)	(182)

Income (loss) before income taxes	817	682	2,301	(1,042)
Provision for (benefit from) income taxes	232	323	566	(352)

Net income (loss) before mandatorily redeemable preferred stock	585	359	1,735	(690)

Dividends on mandatorily redeemable preferred stock	(85)	-	(140)	-

Net income (loss) attributable to common stockholders	$500	$359	$1,595	$(690)

Earnings (loss) per common share: Basic	$0.06	$0.05	$0.20	$(0.09)

Diluted	$0.06	$0.04	$0.19	$(0.09)

Weighted-average number of common shares outstanding:
Basic	7,915,039	7,825,574	7,895,318	7,808,658

Diluted	8,223,410	8,081,843	8,252,835	7,808,658

American Electric Technologies, Inc 6410 Long Drive Houston, Texas 77087 713.644.8182

American Electric Technologies, Inc. and Subsidiaries

Non-GAAP Financial Measures and Reconciliations

Computation of Earnings , Including Net Equity Income from Foreign Joint Ventures, Before Interest,

Dividends, Taxes, Depreciation, Amortization and Other NonCash Items (“Adjusted EBITDA”)

Unaudited

(In thousands)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Net Income attributable to common stockholders	$500	$359	$1,595	$(690)
Add:
Dividends on mandatorily redeemable preferred stock	85	-	140	-
Depreciation and amortization	209	197	676	579
Interest expense and other, net	29	79	116	182
Provision (benefit) for income taxes	232	323	566	(352)
Non-cash charges:
Stock-based compensation	111	88	326	200
Water wastewater charges	-	-	212	-

Adjusted EBITDA (1)	$1,166	$1,046	$3,631	$(81)

(1) The Company is disclosing adjusted EBITDA, which is a non-GAAP measure, because it is used by management and provided to investors to provide comparability of underlying operational results.

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Conference Call

AETI will conduct a conference call at 3:00pm Eastern on Monday, November 12, 2012, to discuss the results with analysts, investors and other interested parties. Individuals who wish to participate in the conference call should dial 1-888-554-1422, pass code 203013, in the United States or 1-719-955-1565, pass code 203013, from outside the United States.

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American Electric Technologies, Inc. (NASDAQ:AETI) is a leading global supplier of power delivery solutions to the energy industry. AETI offers M&I Electric™ power distribution and control products, electrical services, and E&I Construction services, as well as American Access Technologies zone enclosures, and Omega Metals custom fabrication services. South Coast Electric Systems L.L.C., a subsidiary, services Gulf Coast marine and vessel customers.

AETI is headquartered in Houston and has global sales, support and manufacturing operations in Beaumont, Texas, Keystone Heights, Fla. and Bay St. Louis, Miss. In addition, AETI has minority interests in three joint ventures, which have facilities located in Xian, China, Singapore and Macae, Brazil. AETI’s SEC filings, news and product/service information are available at www.aeti.com.

American Electric Technologies, Inc 6410 Long Drive Houston, Texas 77087 713.644.8182

Forward Looking Statements

This press release contains forward-looking statements, as defined in Section 27A of the Securities Exchange Act of 1934, concerning anticipated future demand for our products, international expansion, and other future plans and objectives. While the Company believes that such forward-looking statements are based on reasonable assumptions, there can be no assurance that such future revenues, profits, plans and objectives will be achieved on the schedule or in the amounts indicated. Investors are cautioned that these forward-looking statements are not guarantees of future performance. Actual events or results may differ from the Company’s expectations, and are subject to various risks and uncertainties, including those listed in Item 1A of the Form 10-K filed with the Securities and Exchange Commission on March 30, 2012. The Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future events make it clear that any of the projected results expressed or implied herein will not be realized.

Media Contacts:

Ward Creative Communications for American Electric Technologies, Inc.

Molly LeCronier

713-869-0707

mlecronier@wardcc.com

Investor Contacts:

American Electric Technologies, Inc.

713-644-8182

investorrelations@aeti.com